UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2007

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Cloverfield Boulevard, Suite 400 South Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 17, 2007, ARTISTdirect, Inc., a Delaware corporation (the “Registrant”) entered into a Forbearance and Consent Agreement (the “Agreement”) with the lenders (“Senior Lenders”) in the $15 million (approximately $13,307,000 of which is currently outstanding) senior financing  (“Senior Financing”) completed by the Registrant effective July 28, 2005 in conjunction with the acquisition of MediaDefender, Inc., whereby the Senior Lenders agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents (“Senior Documents”) through May 31, 2007 in exchange for a payment by the Registrant of $250,000, in the aggregate, to the Senior Lenders, and upon the other terms and conditions in the Agreement.  The Senior Lenders rights and remedies were triggered by the various defaults (described below) by the Registrant of the Senior Documents.  The Registrant may extend the forbearance period through June 30, 2007 by notifying the Senior Lenders of its intention to extend the Agreement prior to May 31, 2007 and paying an additional $125,000, in the aggregate, to the Senior Lenders on or before May 31, 2007.  The terms of the Senior Financing, the Registrant’s acquisition of MediaDefender, Inc. and related transactions were previously disclosed by the Registrant in a Current Report on Form 8-K (“Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2005 and as subsequently amended.

The Registrant previously disclosed in a Form 8-K filed with the SEC on January 24, 2007, that it had triggered an event of default (as described below) under the Senior Documents thereby allowing the Senior Lenders to declare the outstanding principal amount and accrued interest due under the Senior Financing immediately due and payable.  The Registrant does not have the capital resources necessary to repay any accelerated indebtedness.

The Senior Documents require the Registrant to maintain an effective registration statement covering the resale of shares of common stock underlying the various securities issued by the Registrant to the Senior Lenders.  A resale registration statement on Form SB-2, as amended (Reg. No. 333-129626), was declared effective by the staff of the SEC on December 9, 2005.  The Registrant subsequently filed Post-Effective Amendment No. 1 to the registration statement on Form SB-2 (Reg. No. 333-129626), which was declared effective by the staff of the SEC on May 1, 2006.  As previously reported in a Current Report on Form 8-K filed by the Registrant with the SEC on December 27, 2006, the Registrant’s Audit Committee determined that the Registrant will need to restate its previously issued financial statements for the annual period ended December 31, 2005 and the quarterly periods ended September 30, 2005, March 31, 2006, June 30, 2006 and September 30, 2006.  As a result of these pending restatements, the Form SB-2 has not been available for use by the holders since December 21, 2006.

The Senior Documents specify that an event of default is triggered if a resale registration statement is unavailable for use by the Senior Lenders for a period of more than 10 consecutive trading days after the expiration of an allowable 10 day grace period.  The Registrant invoked its use of the 10 day allowable grace period on December 21, 2006, which expired on December 31, 2006.  As of April 19, 2007, the Form SB-2 remained unavailable for use by the Senior Lenders, and it will continue to be unavailable for use until the Registrant prepares and files a post-effective amendment to the Form SB-2 with restated financial statements, as appropriate, and all other required information and such post-effective amendment is then declared effective by the staff of the SEC.

In addition, the Senior Documents provide that while the Form SB-2 remains unavailable for use, the Senior Lenders are entitled to a cash penalty equal to 1.5% of the original amount of the Senior Financing, on a pro-rata basis.  The cash penalties are due and payable by the Registrant at the end of each 30-day period while the Form SB-2 remains unavailable.  The first cash penalty payment was due on January 30, 2007.  The Registrant has not made any payments of these cash penalties.

Under the Agreement, the Senior Lenders agree to forbear for the events of default described above as well as certain other events of default that currently exist or may come into existence during the forbearance period provided the Registrant does not breach the Agreement.  The payments made by the Registrant under the Agreement will be credited by the Senior Lenders against the registration delay cash penalties or any other amounts due the Senior Lenders.

As disclosed in the Form 8-K filed with the SEC on January 24, 2007, the Registrant has also defaulted under the original approximately $31,500,000 (of which approximately $27,658,000 is currently outstanding) of subordinated convertible notes for substantially the same reasons described above and the holders thereof (the “Subordinated Investors”) are entitled to a cash penalty equal to 1.0% of the original amount of the subordinated indebtedness which is due and payable each 30-day period while their Form SB-2 remains unavailable.  The first cash penalty payment was due on January 30, 2007.  The Registrant has not paid any registration delay cash penalties to the Subordinated Investors.  The Subordinated Investors’ rights and remedies during an event of default are limited by virtue of a Subordination Agreement between the Registrant, the Senior Lenders and the Subordinated Investors dated as of July 28, 2005 and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on August 3, 2005.

The Agreement does not impact the Subordinated Investors.

The Registrant has initiated discussions with the Senior Lenders and the Subordinated Investors to request a waiver of and amendment to certain of their respective financing documents to address the events of default, the impact of the restatements, the payment of cash penalties, and various other related matters.  The Registrant is unable to predict the outcome of such discussions.

Item 9.01                                             Financial Statements and Exhibits

(d)	Exhibits

4.1

Forebearance and Consent Agreement dated as of April 17, 2007 by and among the Registrant, U.S. Bank National Association, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.

Date: April 20, 2007	By:	/s/ ROBERT N. WEINGARTEN

	Name:	Robert N. Weingarten

	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

4.1

Forbearance and Consent Agreement dated as of April 17, 2007 by and among the Registrant, U.S. Bank National Association, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd.